Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated June 22, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of e-dentist.com, Inc., which is incorporated by reference in e-dentist.com Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the incorporation by reference of our report dated June 22, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona
October 10, 2001